EV Energy Partners Announces Third Quarter 2010 Results

HOUSTON, TX -- (MARKET WIRE) -- 11/08/10 -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the third quarter 2010 and filed its Form 10-Q with the Securities and Exchange Commission.

Third Quarter 2010 Results

Adjusted EBITDAX for the quarter was $37.2 million, a 10.8% increase over the third quarter of 2009 and a 0.3% increase over the second quarter of 2010. Distributable Cash Flow for the quarter was $24.0 million, a 22.4% increase over the third quarter of 2009 and a 4.3% increase versus the second quarter of 2010. Adjusted EBITDAX and Distributable Cash Flow are described in the attached table under "Non-GAAP Measures."

For the quarter ended September 30, 2010, EVEP produced 4.8 Bcf of natural gas, 179 MBbls of crude oil and 181 MBbls of natural gas liquids, or 7.0 Bcfe. Third quarter 2010 production of 7.0 Bcfe represents a 13.9% increase over third quarter 2009 production of 6.1 Bcfe, primarily due to acquisitions made during the second half of 2009 and 2010. Third quarter 2010 production was 2.1% higher than second quarter 2010 production of 6.8 Bcfe.

EVEP reported net income of $58.1 million, or $1.88 and $1.87 per basic and diluted weighted average unit outstanding, respectively for the third quarter of 2010. Included in net income were $4.1 million of non-cash net unrealized gains on commodity and interest rate derivatives and $1.3 million of non-cash costs contained in general and administrative expenses. Also included in net income was a $36.8 million gain on sale of certain unproved acreage. For the third quarter of 2009, net loss was $2.8 million, or ($0.23) per basic and diluted weighted average unit outstanding, which included $16.6 million of non-cash net unrealized losses on commodity and interest rate derivatives and $0.9 million of non-cash costs contained in general and administrative expenses. For the second quarter of 2010, net income was $16.3 million, or $0.50 per basic and diluted weighted average unit outstanding, which included $2.2 million of non-cash net unrealized losses on commodity and interest rate derivatives, $1.0 million of non-cash costs contained in general and administrative expenses, $4.4 million gain on sale of certain unproved acreage and a $2.3 million non-cash charge to lease operating expenses related to oil in tanks purchased in connection with the Appalachian Basin acquisition closed in March 2010.

The $4.1 million non-cash net unrealized gains on derivatives for the third quarter of 2010 was primarily due to the decrease in future gas prices at September 30, 2010 as compared to those at June 30, 2010 offset by an increase in future oil prices, and the effect of such price changes on EVEP's commodity price hedges which extend through August 2014.

John Walker, Chairman and CEO, stated about the quarter, "EVEP has announced over $560 million of acquisitions in 2010. Quarter to quarter we were able to maintain our production levels and are currently focused on integrating our Mid-Continent region acquisition. With the recent announcement of our intention to acquire assets in the Barnett Shale, EVEP will have four core operating areas and substantial opportunities for growth in production and distributable cash flow."

Quarterly Report on Form 10-Q

EVEP's financial statements and related footnotes are available on our third quarter 2010 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on November 3, 2010, EV Energy Partners, L.P. will host an investor conference call Tuesday, November 9, 2010 at 9 am (Eastern Time). Investors interested in participating in the call may dial 480-629-9722 and ask for conference ID 4383308 at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Production data:
Oil (MBbls)	179	132	477	386
Natural gas liquids (MBbls)	181	180	541	580
Natural gas (MMcf)	4,809	4,251	13,528	12,230

Net production (MMcfe)	6,973	6,123	19,638	18,026
Average sales price per unit (1):
Oil (Bbl)	$71.11	$64.04	$72.75	$50.95
Natural gas liquids (Bbl)	38.06	32.35	41.29	27.84
Natural gas (Mcf)	4.34	3.28	4.55	3.56
Mcfe	5.81	4.61	6.04	4.40

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.81	$1.70	$1.98	$1.72
Production taxes	0.27	0.25	0.29	0.23

Total	2.08	1.95	2.27	1.95

Asset retirement obligations
accretion expense	0.11	0.08	0.10	0.08
Depreciation, depletion and
amortization	1.87	2.11	1.96	2.18
General and administrative expense	0.86	0.74	0.84	0.71

(1) Prior to $15.5 and $20.6 million of net hedge gains for the three months ended September 30, 2010 and September 30, 2009, respectively, and prior to $41.6 and $61.4 million of net realized hedge gains for the nine months ended September 30, 2010 and September 30, 2009 respectively.

Unaudited Condensed Consolidated Balance Sheets
($ in thousands)

	September 30, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$23,256	$18,806
Accounts receivable:
Oil, natural gas and natural gas liquids
revenues	15,819	14,599
Related party	6,667	2,881
Other	20,505	1,034
Derivative asset	59,088	26,733
Other current assets	859	625

Total current assets	126,194	64,678

Oil and natural gas properties, net of
accumulated depreciation, depletion and
amortization; Sept 30, 2010, $160,253; December 31, 2009, $121,970.	1,036,234	771,752

Other property, net of accumulated depreciation
and amortization; September 30, 2010, $424; December 31, 2009, $319.	1,613	742
Long-term derivative asset	69,504	68,549
Other assets	1,580	1,984

Total assets	$1,235,125	$907,705

LIABILITIES AND OWNERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$14,955	$10,310
Derivative liability	788	1,543

Total current liabilities	15,743	11,853

Asset retirement obligations	69,071	42,533
Long-term debt	334,000	302,000
Long-term liabilities	2,017	3,212
Long-term derivative liability	175	676

Commitments and contingencies

Owners' equity
Common unitholders	816,083	548,160
General partner interest	(1,964)	(729)

Total owners' equity	814,119	547,431

Total liabilities and owners' equity	$1,235,125	$907,705

Results of Operations
(in $ thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Oil, natural gas and natural
gas liquids revenues	$40,527	$28,198	$118,554	$79,361
Transportation and
marketing-related revenues	1,498	1,351	4,552	6,401

Total revenues	42,025	29,549	123,106	85,762

Operating costs and expenses:
Lease operating expenses	12,640	10,421	38,941	31,075
Cost of purchased natural gas	1,132	980	3,447	3,431
Dry hole and exploration costs	235		235
Production taxes	1,876	1,500	5,676	4,143
Asset retirement obligations
accretion expense	770	494	2,044	1,508
Depreciation, depletion and
amortization	13,016	12,935	38,536	39,304
General and administrative
expenses	6,014	4,519	16,563	12,870
Gain on sales of oil and
natural gas properties	(36,793)	-	(40,617)	-

Total operating costs and
expenses	(1,110)	30,849	64,825	92,331

Operating income (loss)	43,135	(1,300)	58,281	(6,569)

Other income (expense), net:
Realized gains on derivatives,
net	13,305	18,441	35,171	55,201
Unrealized gains (losses) on
derivatives, net	4,064	(16,572)	34,566	(34,404)
Interest expense	(2,319)	(3,065)	(7,691)	(9,909)
Other income (expense), net	61	(273)	454	(317)

Total other income (expense),
net	15,111	(1,469)	62,500	10,571

Income (loss) before income
taxes	58,246	(2,769)	120,781	4,002
Income taxes	(111)	(64)	(242)	(121)

Net income (loss)	$58,135	$(2,833)	$120,539	$3,881

General partner's interest in
net income (loss), including
incentive distribution rights	$3,764	$1,916	$9,600	$5,099

Limited partners' interest in
net income (loss)	$54,371	$(4,749)	$110,939	$(1,218)

Net income (loss) per limited
partner unit
Basic	$1.88	$(0.23)	$4.07	$(0.07)
Diluted	$1.87	$(0.23)	$4.06	$(0.07)

Weighted average limited
partner units outstanding:
Basic	28,935	20,390	27,257	17,859
Diluted	29,025	20,390	27,309	17,859

Statement of Cash Flows
(in $ thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2010	September 30, 2009

Cash flows from operating activities:
Net income	$120,539	$3,881
Adjustments to reconcile net income to net
cash flows provided by operating
activities:
Dry hole costs	69	-
Asset retirement obligations accretion
expense	2,044	1,508
Depreciation, depletion and amortization	38,536	39,304
Equity-based compensation cost	3,414	2,197
Gain on sales of oil and natural gas
properties	(40,617)	-
Unrealized losses (gains) on derivatives,
net	(34,566)	34,404
Amortization of deferred loan costs	413	662
Other, net	(38)	350
Changes in operating assets and liabilities:
Accounts receivable	(5,028)	6,096
Prepaid expenses and other current assets	2,514	327
Other assets	-	(1)
Accounts payable and accrued liabilities	2,649	(358)
Deferred revenues	-	(4,120)
Long-term liabilities	(734)	-
Other	(229)	35

Net cash flows provided by operating activities	88,966	84,285

Cash flows from investing activities:
Acquisitions of oil and natural gas
properties	(267,683)	(16,807)
Deposit on acquisition of oil and natural
gas properties	-	(2,500)
Development of oil and natural gas
properties	(16,219)	(11,506)
Proceeds from sales of oil and natural gas
properties	25,120	-

Net cash flows used in investing activities	(258,782)	(30,813)

Cash flows from financing activities:
Long-term debt borrowings	258,000	-
Repayment of long-term debt borrowings	(226,000)	(175,000)
Loan costs incurred	(8)	(36)
Proceeds from private equity offerings, net
of underwriters discounts	204,965	149,038
Offering costs	(277)	(435)
Contributions from general partner	4,267	1,641
Distributions to partners	(66,681)	(44,943)

Net cash flows provided by (used in) financing
activities	174,266	(69,735)

Increase (decrease) in cash and cash
equivalents	4,450	(16,263)
Cash and cash equivalents - beginning of period	18,806	41,628

Cash and cash equivalents - end of period	$23,256	$25,365

Non GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income taxes, interest expense, net, realized losses on interest rate swaps, depreciation, amortization of deferred loan costs, depletion and amortization, asset retirement obligation accretion expense, non-cash (gains) losses on derivatives, amortization of upfront premiums paid to enter into commodity price hedge agreements, non-cash equity compensation, (gain) on sales of oil and natural gas properties and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less income taxes, cash interest expense, net, realized losses on interest rate swaps, amortization of upfront premiums paid to enter into commodity price hedge agreements and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and metrics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDAX and Distributable Cash Flow
(in $ thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$58,135	$(2,833)	$120,539	$3,881
Add:
Income taxes	111	64	242	121
Interest expense, net	2,312	3,056	7,652	9,784
Realized losses on interest
rate swaps	2,162	2,177	6,463	6,151
Depreciation, depletion and
amortization	13,016	12,935	38,536	39,304
Asset retirement obligation
accretion expense	770	494	2,044	1,508
Non-cash (gains) losses on
commodity derivatives	(4,064)	16,572	(34,566)	34,404
Amortization of premiums on
derivatives	-	209	-	399
Non-cash equity compensation
expense	1,311	897	3,414	2,197
(Gain) on sales of oil and
natural gas properties	(36,793)		(40,617)
Non-cash charges related to oil
in tanks from 2009 and 2010
Appalachian Basin acquisitions
included in lease operating
expense	-	-	2,542	-
Dry hole and exploration costs	235	-	235	-

Adjusted EBITDAX	$37,195	$33,571	$106,484	$97,749

Less:
Cash interest expense, net	2,174	2,920	7,238	9,122
Realized losses on interest
rate swaps	2,162	2,177	6,463	6,151
Income taxes	111	64	242	121
Amortization of premiums on
derivatives	-	209	-	399
Estimated maintenance capital
expenditures (1)	8,716	8,572	25,130	27,012

Distributable Cash Flow (2)	$24,032	$19,629	$67,411 $	54,944

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.
(2) Total cash distributions related to the third quarter of 2010 payable on November 12, 2010 to unitholders of record as of the close of business on November 5, 2010, which include distributions to common unitholders and to the general partner (including incentive distribution rights), were $26.3 million.  This includes distributions on the 3.45 million common units sold in the August 2010 public offering, proceeds of which were subsequently utilized to partially fund the Mid-Continent region acquisition, which did not close until the end of the third quarter. Excluding the common units sold in August, 2010, total cash distributions would have been $23.3 million.

EV Energy Partners, L.P., Houston
Michael E. Mercer
713-651-1144
http://www.evenergypartners.com